SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

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[ ]	Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

WIDEPOINT CORPORATION
(Name of Registrant as Specified in its Charter)

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WIDEPOINT CORPORATION
One Lincoln Centre, Suite 1100
Oakbrook Terrace, Illinois 60181

May 30, 2006

Dear Stockholder:

        We are pleased to invite you to attend our Annual Meeting of Stockholders. This year it will be held on Wednesday June 28, 2006, at 1:00 p.m., Eastern Daylight Time, at the Washington, D.C. offices of Foley & Lardner LLP, located at 3000 K Street N.W., Suite 500, Washington, D.C. 20007. The primary business of the meeting will be to:

•	elect directors;
•	approve the proposed amendment to the Company’s 1997 Stock Incentive Plan to provide that directors are eligible to participate in the Plan; and
•	ratify the selection of independent accountants.

        A Notice of the Annual Meeting and the Proxy Statement follow. You will also find enclosed a proxy card. We invite you to attend the meeting in person, but if this is not feasible, we think it advisable for you to be represented by proxy. Therefore, if you cannot attend the meeting, we urge you to sign the enclosed proxy card and mail it promptly in the return-addressed, postage-prepaid envelope provided for your convenience.

Sincerely,

Steve L. Komar Chairman of the Board, President and Chief Executive Officer

WIDEPOINT CORPORATION
One Lincoln Centre, Suite 1100
Oakbrook Terrace, Illinois 60181

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

        Notice is hereby given that the Annual Meeting of Stockholders of WidePoint Corporation, a Delaware corporation (the “Company”), will be held at the Washington D.C. offices of Foley & Lardner LLP, located at 3000 K Street, N.W., Suite 500, Washington, D.C. 20007 on Wednesday, June 28, 2006, at 1:00 p.m., Eastern Daylight Time, for the following purposes:

1.	To re-elect two persons as Class 2 directors to serve for a two-year period until the Annual Meeting of Stockholders in the year 2008 and to re-elect one person as a Class 3 director to serve for a three-year period until the Annual Meeting of Stockholders in the year 2009; and

2.	To approve a proposed amendment to the Company’s 1997 Stock Incentive Plan to provide that directors of the Company are eligible to participate in the Plan; and

3.	To ratify the selection of Epstein Weber & Conover, PLC as the independent accountants for the Company for the current fiscal year; and

4.	To transact such other business as may properly come before the meeting.

        Only stockholders of record at the close of business on May 15, 2006 are entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

James T. McCubbin Secretary

May 30, 2006

YOUR VOTE IS IMPORTANT

Please date, sign and promptly return the enclosed proxy so that your shares may be voted in accordance with your wishes. Mail the proxy to us in the enclosed envelope, which requires no postage if mailed in the United States. The giving of the proxy does not affect your right to vote in person should you attend the meeting.

WIDEPOINT Corporation
One Lincoln Centre, Suite 1100
Oakbrook Terrace, Illinois 60181

PROXY STATEMENT

GENERAL

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of WidePoint Corporation, a Delaware corporation (“WidePoint” or the “Company”), of proxies of stockholders to be voted at the Annual Meeting of Stockholders to be held at the Washington, D.C. offices of Foley & Lardner LLP, located at 3000 K Street, N.W., Suite 500, Washington, D.C. 20007 at 1:00 p.m., Eastern Daylight Time, on Wednesday, June 28, 2006, and any and all adjournments thereof.

        Any stockholder executing a proxy retains the right to revoke it at any time prior to its being exercised by giving written notice to the Secretary of the Company.

        This Proxy Statement and the accompanying proxy are being mailed or given to stockholders of the Company on or about May 30, 2006.

VOTING SECURITIES

        As of May 15, 2006, a total of 42,300,950 shares of common stock of the Company, par value $.001 per share (“Common Stock”), which is the only class of voting securities of the Company, were issued and outstanding. All holders of record of the Common Stock as of the close of business on May 15, 2006, are entitled to one vote for each share held at the Annual Meeting, or any adjournment thereof, upon the matters listed in the Notice of Annual Meeting. Cumulative voting is not permitted.

        Shares of Common Stock represented by proxy will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote (1) FOR the election of the nominees for director listed herein (or their substitutes in the event any of the nominees is unavailable for election); (2) FOR the approval of the proposed amendment to the Company’s 1997 Stock Incentive Plan to provide that directors of the Company are eligible to participate in that Plan; (3) FOR the ratification of the selection of Epstein Weber & Conover, PLC as the independent accountants for the Company for the current fiscal year; and (4) in their discretion, with respect to such other business as may properly come before the meeting.

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting. The number of shares represented at the meeting in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

        The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers, regular employees or other agents of the Company in person or by telephone. We have retained American Stock Transfer & Trust Company to assist in the solicitation of proxies. American Stock Transfer & Trust Company will charge approximately $2,000 plus out-of-pocket expenses.

PROPOSAL ONE — ELECTION OF DIRECTORS

        The Company’s Board of Directors is classified into the following three classes of directors, with approximately one-third of the directors serving in each such class of directors and with one class of directors being elected at each annual meeting of stockholders of the Company to serve for a term of three years or until the earlier expiration of the term of their class of directors or until their successors are elected and take office as provided below. The last Annual Meeting of Stockholders of the Company was held on January 27, 2005, during which the stockholders of the Company re-elected the directors serving as Class I directors of the Company. The Company did not hold another Annual Meeting of Stockholders during the year 2005 to re-elect the Class II directors, who have continued to serve on the Company’s Board of Directors in accordance with the Company’s Bylaws until either they or their successors are elected and take office. Thus, stockholders of the Company are voting upon the re-election of the persons named above for Class II directors to serve for two-year period until the Annual Meeting of Stockholders in the year 2008 and to re-elect one person as a Class III director to serve for a three-year period until the Annual Meeting of Stockholders in the year 2009, which will maintain the staggered terms of election of directors. On March 10, 2006, Morton S. Taubman was appointed by the Company’s Board of Directors to fill the vacancy created by the resignation on March 7, 2006 of Norman Wareham as a Class I director of the Company.

CLASS I — TERM EXPIRES AT THE 2007 ANNUAL MEETING OF STOCKHOLDERS

Mark Mirabile - presently serving Morton Taubman - presently serving

CLASS II — TERM EXPIRES AT THE 2008 ANNUAL MEETING OF STOCKHOLDERS

Steve Komar - presently serving James McCubbin - presently serving

CLASS III — TERM EXPIRES AT THE 2009 ANNUAL MEETING OF STOCKHOLDERS

James Ritter - presently serving

        The Bylaws of the Company provide that the Board of Directors will determine the number of directors to serve on the Board. The Company’s Board of Directors presently consists of five members. The five members of the Company’s Board of Directors are identified above.

        Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the persons named below. The Company does not contemplate that the persons named below will be unable or will decline to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion. The following table sets forth information regarding the nominees:

NAME	POSITION WITH THE COMPANY	AGE	DIRECTOR SINCE
Steve Komar	Director, Chief Executive Officer
	and Chairman of the Board	64	1997
James McCubbin	Director, Chief Financial Officer
	and Secretary/Treasurer	42	1998
James Ritter	Director	61	1999

        Steve L. Komar has served as a director since December 1997 and became Chairman of the Board of Directors in October 2001. Mr. Komar has also served as Chief Executive Officer of the Company since December 2001. From June 2000 until December 2001, Mr. Komar served as a founding partner in C-III Holdings, a development stage financial services company. From 1991 to June 2000, Mr. Komar served as Group Executive Vice President of Fiserv, Inc., a company that provides advanced data processing services and related products to the financial industry. From 1980 to 1991, Mr. Komar served in a number of financial management positions with CitiGroup, including the role of Chief Financial Officer of Diners Club International and Citicorp Information Resources, respectively. Mr. Komar is a graduate of the City University of New York with a Bachelor of Science Degree in Accounting and holds a Masters Degree in Finance from Pace University.

        James T. McCubbin has served as a director and as Secretary and Treasurer of the Company since November 1998. Since August 1998, Mr. McCubbin has also served as Vice President and Chief Financial Officer of the Company. Prior to that time, from December 1997 to August 1998, Mr. McCubbin served as Vice President, Controller, Assistant Secretary and Treasurer of the Company. Prior to the commencement of his employment with the Company in November 1997, Mr. McCubbin held various financial management positions with several companies in the financial and government sectors. Mr. McCubbin is a graduate of the University of Maryland with a Bachelor of Science Degree in Finance and a Masters Degree in International Management.

        James M. Ritter has served as a director since December 1999 and as Assistant Secretary of the Company since December 2002. Mr. Ritter is the retired Corporate Headquarters Chief Information Officer of Lockheed Martin Corporation. Prior to his retirement in February 2001, Mr. Ritter was employed at Lockheed Martin Corporation for over 32 years in various positions involving high level IT strategic planning and implementation, e-commerce development, integrated financial systems, and large-scale distributed systems.

        MANAGEMENT RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF THE COMPANY.

Meetings of the Board of Directors and Committees

        The Board of Directors met four times during 2005. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and committee(s) on which he served while he was a director and committee member during 2005.

Audit and Finance Committee

        The Board of Directors has an Audit and Finance Committee, which conducted four meetings during 2005 and presently consists of Morton Taubman and James Ritter. Messrs. Taubman and Ritter are “independent” directors under the corporate governance listing standards of the American Stock Exchange, to which the Company is not legally subject but with which the Board desires to voluntarily and substantially comply since the Company has filed a listing application with the American Stock Exchange to request that the Company’s Common Stock be approved for listing on the American Stock Exchange. The Audit and Finance Committee is responsible for meeting with the Company’s independent accountants to review the proposed scope of the annual audit of the Company’s books and records, reviewing the findings of the independent accountants upon completion of the annual audit, and reporting to the Board of Directors with respect thereto. All of the members of the Audit Committee are considered by the Board to be financially literate and the Board has determined that Mr. Taubman is deemed to be an “Audit Committee financial expert” as defined by the rules of the U. S. Securities and Exchange Commission (“SEC”). The Board of Directors has adopted a written charter for the Audit Committee.

Compensation Committee

        The Board of Directors also has a Compensation Committee, which conducted two meetings during 2005, presently consists of James Ritter and Morton Taubman, and is responsible for advising the Board on matters relating to the compensation of officers and key employees and certain of the Company’s employee benefit plans.

Corporate Governance and Nominating Committee

        The Board of Directors also has a Corporate Governance and Nominating Committee, which conducted one meeting during 2005, presently consists of Morton Taubman and James Ritter and is responsible for advising the Board on matters relating to corporate governance and the identification of nominees to the Board of Directors. Under the corporate governance listing standards of the American Stock Exchange to which the Company is not legally subject but with which the Board desires to voluntarily and substantially comply, Mr. Ritter and Mr. Taubman are “independent” directors. The Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee, a copy of which is attached to this proxy as Exhibit A.

Policy Regarding Director Nominating Process

        The Corporate Governance and Nominating Committee has adopted a policy pursuant to which a shareholder who has owned at least 5% of the Company’s outstanding shares of Common Stock for at least two years may recommend a director candidate that the Committee will consider when there is a vacancy on the Board either as a result of a director resignation or an increase in the size of the Board. Such recommendation must be made in writing addressed to the Chairperson of the Nominating Committee at the Company’s principal executive offices and must be received by the Chairperson at least 120 days prior to the anniversary date of the release of the prior year’s proxy statement. Although the Committee has not formulated any specific minimum qualifications that the Committee believes must be met by a nominee that the Committee recommends to the Board, the factors it will take into account will include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. There will be no differences between the manner in which the Committee evaluates a nominee recommended by a shareholder and the manner in which the Committee evaluates nominees recommended by other persons.

Policy Regarding Shareholder Communication with Directors

        Stockholders desiring to communicate with a director, the non-management directors as a group or the full Board may address such communication to the attention of the Secretary of the Company at the Company’s executive offices and such communication will be forwarded to the intended recipient or recipients.

Policy Regarding Director Attendance at Annual Meetings

        The Company has adopted a policy that each director should attempt to attend each annual meeting of stockholders. All members of the Board of Directors attended last year’s annual meeting that was held on January 27, 2005.

Meetings of Non-Management Directors

        Non-management members of the Board of Directors conduct at least two regularly-scheduled meetings per year without members of management being present. Mr. Ritter serves as the presiding director of such meetings.

Code of Business Conduct and Ethics

        The Board of Directors has adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees pursuant to rules of the Securities and Exchange Commission and in voluntary compliance with recently amended American Stock Exchange corporate governance listing standards. A copy of this document is set forth on the Company’s website at www.widepoint.com.

COMPENSATION AND RELATED MATTERS

The following Summary Compensation Table sets forth the annual salary (column c) and bonus (column d) paid and options granted (column g) during each of the past three years to the Chief Executive Officer of the Company, as well as the executive officers of the Company at December 31, 2005 whose annual salary and bonus in 2005 exceeded $100,000.

Summary Compensation Table
					Long-Term Compensation
Annual Compensation					Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation(1) ($)	Restricted Stock Award(s) $	Securities Underlying Options (#)	LTIP Payouts ($)
Steve Komar	2005	$ 40,000	$ 31,000	$ -0-	$ -0-	1,333,333	$ -0-
Chief Executive Officer	2004	$ 40,000	$ 22,000	$ -0-	$ -0-	0	$ -0-
and President	2003	$ 40,000	$ 12,000	$ -0-	$ -0-	100,000	$ -0-

James McCubbin	2005	$119,000	$ 27,500	$ -0-	$ -0-	1,333,333	$ -0-
Vice President & Chief	2004	$119,000	$ 31,500	$ -0-	$ -0-	0	$ -0-
Financial Officer	2003	$119,000	$ 31,500	$ -0-	$ -0-	0	$ -0-

Mark Mirabile	2005	$119,000	$ 27,500	$ -0-	$ -0-	1,333,333	$ -0-
Vice President & Chief	2004	$119,000	$ 0	$ -0-	$ -0-	0	$ -0-
Operations Officer	2003	$119,000	$ 43,500	$ -0-	$ -0-	0	$ -0-

Daniel Turissini (2)	2005	$225,000	$ 0	$ -0-	$ -0-	500,000	$ -0-
Vice President & Chief	2004	$ 37,500	$ 0	$ -0-	$ -0-	0	$ -0-
Technology Officer

1	Does not report the approximate cost to the Company of an automobile allowance furnished to the above persons, which amounts do not exceed the lesser of either $50,000 or 10% of the total of the person’s annual salary and bonuses for 2005.

2	Mr. Turissini’s employment with the Company commenced upon the Company’s acquisition of Operational Research Consultants, Inc. in October 2004.

        The following Option Grants Table sets forth, for each of the named executive officers, information regarding individual grants of options granted in 2005 and their potential realizable value. Information regarding individual option grants includes the number of options granted, the percentage of total grants to employees represented by each grant, the per-share exercise price and the expiration date. The potential realizable value of the options are based on assumed annual 0%, 5% and 10% rates of stock price appreciation over the term of the option.

Option Grants Table
Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term[4]
Name	Number of Securities Underlying Options Granted (#)[1]	% of Total Options Granted to Employees in Fiscal Year[2]	Exercise Price($/SH)[3]	Expiration Date	0%	5%	10%
Daniel Turissini	500,000	55.5%	$0.76	9/14/2015	$ 0	$235,835	$597,653

1	The reported amount consists solely of an option granted under our 1997 Stock Incentive Plan. The option vested on December 31, 2005 and expires on September 14, 2015.

2	Based on options and warrants for a total of 900,000 shares of Common Stock granted to all employees or directors in 2005.

3	The per share exercise price is equal to the fair market value per share of Common Stock on the date of grant of the option.

4	The potential realizable values shown in the columns are net of the option exercise price. These amounts assume annual compounded rates of stock price appreciation of 0%, 5%, and 10% from the date of grant to the option expiration date, a term of five years. These rates have been set by the U.S. Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of our Common Stock. Actual gains, if any, on stock option exercises are dependent on several factors including the future performance of our Common Stock, overall stock market conditions, and the optionee’s continued employment through the vesting period. The amounts reflected in this table may not actually be realized.

        The following Option Exercises and Year-End Value Table is set forth herein because it sets forth, for each of the named executive officers, information regarding the number and value of unexercised options at December 31, 2005. No options were exercised by such persons during 2005.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value Table
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#) [1] Exercisable/Unexercisable	Value of Unexercised In- The-Money Options at Fiscal Year-End ($) Exercisable/Unexercisable [2]
Steve Komar	-0-	-0-	1,933,333/0[3]	$3,971,333 / $0

James McCubbin	-0-	-0-	1,834,333/0[4]	$3,709,223 / $0

Mark Mirabile	-0-	-0-	1,834,333/0[5]	$3,709,223 / $0

Daniel Turissini	-0-	-0-	500,000/0[6]	$745,000 / $0

1	The reported options were granted to the named executive officer under our 1997 Stock Incentive Plan (the “Plan”).

2	Market value of underlying shares at December 31, 2005, minus the exercise price.

3	The above-reported options entitle Mr. Komar to purchase (i) 500,000 shares of Common Stock that may be purchased by Mr. Komar at a price of $0.07 per share until July 7, 2012, pursuant to a stock option grant to him on January 7, 2002, (ii) 50,000 shares of Common Stock at an exercise price of $0.09 per share through April 24, 2013 pursuant to a stock option granted to him on April 24, 2003, (iii) 50,000 shares of Common Stock at an exercise price of $0.13 per share through December 31, 2013 pursuant to a stock option granted to him on December 31, 2003, and (iv) 1,333,333 shares of Common Stock at an exercise price of $0.235 per share through July 13, 2009 pursuant to a warrant issued to Mr. Komar on July 14, 2004.

4	The above-reported options entitle Mr. McCubbin to purchase (i) 500,000 shares of Common Stock that may be purchased by Mr. McCubbin at a price of $0.17 per share until January 2, 2011, pursuant to a stock option grant to him on January 2, 2001, (ii) 1,000 shares of Common Stock that may be purchased by Mr. McCubbin at a price of $1.35 per share until July 3, 2010, pursuant to a stock option granted to him on July 3, 2000 and (iii) 1,333,333 shares of Common Stock at an exercise price of $0.235 per share through July 13, 2009 pursuant to a warrant issued to Mr. McCubbin on July 14, 2004.

5	The above-reported options entitle Mr. Mirabile to purchase (i) 500,000 shares of Common Stock that may be purchased by Mr. Mirabile at a price of $0.17 per share until January 2, 2011, pursuant to a stock option grant to him on January 2, 2001, (ii) 1,000 shares of Common Stock that may be purchased by Mr. Mirabile at a price of $1.35 per share until July 3, 2010, pursuant to a stock option granted to him on July 3, 2000 and (iii) 1,333,333 shares of Common Stock at an exercise price of $0.235 per share through July 13, 2009 pursuant to a warrant issued to Mr. Mirabile on July 14, 2004.

6	The above-reported options entitle Mr. Turissini to purchase (i) 500,000 share of Common Stock that may be purchased by Mr. Turissini at a price of $0.76 per share until September 14, 2015, pursuant to a stock option grant to him on September 14, 2005.

        No Long-Term Incentive Plan Awards Table is set forth herein because no long-term incentive plan awards were made to the above-named executive officers during 2005.

Equity Compensation Plan Information

        The following table sets forth information as of December 31, 2005, with respect to the Company’s compensation plans under which its Common Stock is authorized for issuance:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance (excluding securities reflected in column (a))
Equity Compensation Plans:
approved by security holders	3,795,862	$0.38	6,344,138
not approved by security holders	3,999,999	$0.24	- 0 -
Total	7,795,861	$0.31	6,344,138

Employment Agreements and Arrangements

        On July 1, 2002, we entered into an employment agreement with Steve Komar, our Chief Executive Officer and President. The employment agreement had an initial term expiring on July 1, 2004 with four renewable one-year options remaining. On July 1, 2005, the second of the one-year renewal options was exercised. The agreement provides for (1) a base salary of $40,000 per year, (2) a home office/automobile expense allowance of $500 per month to cover such expenses incurred in the pursuit of our business; (3) a phone allowance of $100 per month to cover such expenses incurred in the pursuit of our business; (4) reimbursement for additional actual business expenses consistent with our existing policies that have been incurred for our benefit; (5) paid medical and other benefits consistent with our existing policies with respect to our key executives, as such policies may be amended from time to time in the future; and (6) performance incentive bonuses as may be granted annually at the discretion of the Compensation Committee of the Board of Directors.

        On July 1, 2002, we entered into an employment agreement with James McCubbin, our Chief Financial Officer. The employment agreement had an initial term expiring on July 1, 2004 with four renewable one-year options remaining. On July 1, 2005, the second of the one-year renewal options was exercised. The agreement provides for (1) a base salary of $119,000 per year, (2) a home office/automobile expense allowance of $500 per month to cover such expenses incurred in the pursuit of our business; (3) reimbursement for additional actual business expenses consistent with our existing policies that have been incurred for our benefit; (4) paid medical and other benefits consistent with our existing policies with respect to our key executives, as such policies may be amended from time to time in the future; and (5) performance incentive bonuses as may be granted annually at the discretion of the Compensation Committee of the Board of Directors.

        On July 1, 2002, we entered into an employment agreement with Mark Mirabile, our Chief Operations Officer. The employment agreement had an initial term expiring on July 1, 2004 with four renewable one-year options remaining. On July 1, 2005, the second of the one-year renewal options was exercised. The agreement provides for (1) a base salary of $119,000 per year, (2) a home office/automobile expense allowance of $500 per month to cover such expenses incurred in the pursuit of our business; (3) reimbursement for additional actual business expenses consistent with our existing policies that have been incurred for our benefit; (4) paid medical and other benefits consistent with our existing policies with respect to our key executives, as such policies may be amended from time to time in the future; and (5) performance incentive bonuses as may be granted annually at the discretion of the Compensation Committee of the Board of Directors.

        On October 25, 2004, the Company entered into an employment agreement with Daniel Turissini, our Chief Technology Officer and the Chief Executive Officer of our wholly owned subsidiary, Operational Research Consultants, Inc. The employment agreement has an initial term expiring on October 25, 2006. The agreement provides for (1) a base salary of $225,000 per year, (2) reimbursement for additional actual business expenses consistent with our existing policies that have been incurred for our benefit; (3) paid medical and other benefits consistent with our existing policies with respect to our key executives, as such policies may be amended from time to time in the future; and (4) performance incentive bonuses as may be granted annually at the discretion of the Compensation Committee of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Board of Directors consists of Mr Ritter and Mr. Taubman. Mr. James Ritter is the Company’s Assistant Secretary and Chairman of the Nominations Committee. Mr. Taubman is the Chairman of the Audit Committee.

Compensation Committee Report on Executive Compensation

        The Compensation Committee consists of James Ritter and Morton Taubman, with Mr. Ritter serving as Chairman of the Committee. The Compensation Committee determines the compensation paid to the Chief Executive Officer and the other executive officers and consultants of the Company. Mr. Komar, who is currently serving as the Chief Executive Officer of the Company, does not participate in the determination by the Committee of the compensation paid to the Chief Executive Officer. The Compensation Committee believes that for the Company to be successful long-term and for the Company to increase stockholder value, the Company must be able to hire, retain, adequately compensate and financially motivate talented and ambitious executives. The Compensation Committee attempts to reward executives for both individual achievement and overall Company success.

Executive compensation is made up of three components:

        Base Salary. An executive’s base salary is initially determined by considering the executive’s level of responsibility, prior experience and compensation history. Published salaries of executives in similar positions at other companies of comparable size (sales and/or number of employees) is also considered in establishing base salary.

        Stock Options. In 1997, the Company adopted the 1997 Stock Incentive Plan to provide stock option awards to certain executives of the Company and its subsidiaries. The Compensation Committee believes that the granting of stock options is directly linked to increased executive commitment and motivation and to the long-term success of the Company. The Compensation Committee awards stock options to certain executives of the Company and its subsidiaries. Mr. Komar, who is currently serving as the Chief Executive Officer of the Company, does not participate in the determination by the Committee of any stock options to be granted to the Chief Executive Officer. The Compensation Committee uses both subjective appraisals of the executive’s performance and the Company’s performance and financial success during the previous year to determine option grants.

        Bonus. The Company has also implemented an executive bonus program for certain of its executives. Such bonuses are based, in part, on the Company’s financial performance during the previous fiscal year including achievement of gross revenue and net income targets. In addition, objective individual measures of performance compared to the individual’s business unit profit performance may be considered. A subjective rating of the executive’s personal performance may also be considered. Bonuses may be paid in cash or Common Stock or a combination of cash and Common Stock. Bonuses are typically linked to a percentage of base salary.

        In early 2005, the Compensation Committee recommended to the Board of Directors and the Board of Directors approved a compensation package for the Company’s Chief Executive Officer, Steve Komar, Chief Operations Officer, Mark Mirabile, and the Company’s Chief Financial Officer, James McCubbin, that included a base salary of approximately of $40,000 for Steve Komar , $119,000 in 2005 for each of Mr. Mirabile and Mr. McCubbin , plus a possible bonus for each of them of up to 125% of their base salary. Mr. Turissini, the Chief Technology Officer of the Company and Chief Executive Officer of the Company’s wholly owned subsidiary, Operational Research Consultants, Inc. (“ORC”), has a base salary of approximately $225,000, plus a bonus as determined by the performance of ORC under an employment entered into on October 24, 2004 as a result of the acquisition of ORC by the Company. Receipt of the bonuses are subject to the Company’s achievement of certain performance criteria, including gross revenue and net income targets. If the performance criteria are not achieved or the executive is no longer employed by the Company (other than a for cause termination), a bonus may be awarded in the discretion of the Compensation Committee. In 2005, a bonus of $31,000 was awarded and paid to Mr. Komar, a bonus of $27,500 was awarded and paid to Mr. Mirabile, and a bonus of $27,500 was awarded and paid to Mr. McCubbin No bonus was awarded and paid to Mr. Turissini in 2005 as a result of ORC not meeting certain performance measures during the 4th quarter of 2004 per Mr. Turissini’s employment agreement. Bonuses are awarded and paid in the year following performance parameters period.

        In determining the 2005 compensation packages for these executive officers, the Compensation Committee considered certain achievements that both executives provided in satisfying milestones in executing the Company’s strategic repositioning of the Company.

        Exceptions to the general principles stated above can be made when the Compensation Committee deems them appropriate and in the best interests of stockholders. The Compensation Committee regularly considers other forms of compensation and modifications of its present policies, and will make changes as it deems appropriate. The competitive opportunities to which the Company’s executives are exposed frequently come from private companies or divisions of large companies, for which published compensation data is often unavailable and, therefore, the Compensation Committee’s information about such opportunities is often anecdotal.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, establishes a limit on the deductibility of annual compensation for certain executive officers that exceeds $1,000,000 per year unless certain requirements are met. The Company does not anticipate that any employee will exceed such $1,000,000 cap in the near future but will consider whether any necessary adjustments are appropriate if it becomes likely that any executive officer’s compensation may exceed the $1,000,000 limit.

Compensation Committee

James Ritter (Chairman) Morton Taubman

        The foregoing Compensation Committee report shall not be deemed to be filed with the Securities and Exchange Commission for purposes of the Securities Exchange Act of 1934 (the “1934 Act”), nor shall such report be deemed to be incorporated by reference in any past or subsequent filing by the Company under the 1934 Act or the Securities Act of 1933, as amended (the “1933 Act”).

Stock Options

        1997 Stock Incentive Plan. In May 1997, the Board of Directors adopted, and in December 1997 our stockholders approved, our 1997 Stock Incentive Plan (the “Plan”), which provides for the award of a variety of equity-based incentives, including stock awards, stock options, stock appreciation rights, phantom shares, performance unit appreciation rights and dividend equivalents (collectively, “Stock Incentives”). The Plan is administered by the Compensation Committee and initially provided for the grant of Stock Incentives to our officers, key employees and consultants to purchase up to an aggregate of 10,000,000 shares of Common Stock at not less than 100% of fair market value of the Common Stock on the date granted. The vesting and exercisability of any Stock Incentives granted under the Incentive Plan is subject to the determination of and criteria set by the Committee. As of December 31, 2005, options to purchase a total of 3,892,361 shares of Common Stock under the Plan, at prices ranging from $0.07 to $1.35 per share, were outstanding, of which options to purchase 3,219,850 shares were presently exercisable. This does not include warrants to purchase a total of 1,333,333 shares of the Company’s Common Stock as granted and vested to each of Messrs. Komar, McCubbin, and Mirabile, which were not issued under the 1997 Stock Incentive Plan.

        1997 Directors Formula Stock Option Plan. In May 1997, the Board of Directors adopted, and in December 1997 our stockholders approved, our 1997 Directors Formula Stock Option Plan (the “Director Plan”). Other than Mr. Ritter, directors who are not employed by us and who do not perform services for us are eligible to receive options under the Director Plan. The Director Plan is administered by a committee that presently consists of Messrs. Komar and McCubbin. Options become exercisable when vested and expire ten years after the date of grant, subject to such shorter period as may be provided in the agreement. A total of 140,000 shares of Common Stock are reserved for possible issuance upon the exercise of options under the Director Plan. During 2004, options granted to and vested with the directors were returned to us. During 2005 there were no options outstanding under the Director Plan. On March 10, 2006, an option to purchase 12,000 shares of the Company’s Common Stock was granted to Morton Taubman upon his appointment to the Board of Directors, of which 8,000 shares of Common Stock vested on March 10, 2006, and 2,000 shares will vest on March 10, 2007, and 2,000 shares will vest on March 10, 2008. This option expires on March 10, 2016.

        Other Options. Options were granted on April 21, 2003 by the Board of Directors outside of the Director Plan to Mr. Ritter, who abstained from voting on such matter, to purchase (i) 50,000 shares of Common Stock at a price of $0.09 per share through April 21, 2013, of which 25,000 shares vested on July 21, 2003, 12,500 shares vested on April 21, 2004, and the remaining 12,500 shares vested on April 21, 2005, and (ii) 50,000 shares of Common Stock at a price of $0.13 per share through December 31, 2013, with all of these shares vesting on December 31, 2004. An option was granted outside of the Directors Plan to Mr. Taubman upon his appointment as a Director and to serve as the Chairman of the Audit Committee, with such option being for the purchase of 50,000 shares of Common Stock at a price of $2.70 per share through March 10, 2016, of which 25,000 shares vest on September 10, 2006, and the remaining 25,000 shares vest on December 31, 2006.

Directors’ Fees

        Directors who are not also officers or employees receive an annual fee of $12,000.

AUDIT COMMITTEE REPORT

Overview

        The Board of Directors has an Audit and Finance Committee, which conducted four meetings during 2005 and presently consists of Morton Taubman and James Ritter. Under the corporate governance listing standards of the American Stock Exchange to which the Company is not legally subject but with which the Board desires to voluntarily comply, Messrs. Taubman and Ritter are “independent” directors. The Audit and Finance Committee is responsible for meeting with the Company’s independent accountants to review the proposed scope of the annual audit of the Company’s books and records, reviewing the findings of the independent accountants upon completion of the annual audit, and reporting to the Board of Directors with respect thereto. All of the members of the Audit Committee are considered by the Board to be financially literate and the Board has determined that Mr. Taubman is deemed to be an “Audit Committee financial expert” as defined by the rules of the U. S. Securities and Exchange Commission (“SEC”).

Financial Statement Review

        The Audit Committee has: (a) reviewed and discussed the audited financial statements with the management of the Company; (b) discussed with the Company’s independent auditors, Epstein Weber & Conover LP, the matters required to be discussed by Statement on Auditing Standards No. 61; (c) received from the Company’s independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1, and has discussed with the Company’s independent auditors their independence; and (d) based on the review and discussions referred to in clauses (a), (b) and (c) above, recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2005 for filing with the SEC.

Independent Auditors

        The Company’s Board of Directors appointed the accounting firm of Grant Thornton LLP to serve as the Company’s independent accountants for the fiscal year ending December 31, 2004, 2003 and 2002. The Company’s Board of Directors appointed the accounting firm of Epstein Weber & Conover LP for the fiscal year ending December 31, 2005. Upon the recommendation of the Audit Committee, the Board has selected Epstein Weber & Canover LP as the Company’s independent auditor for fiscal year 2006.

Audit Committee Policies and Procedures For Pre-Approval of Independent Auditor Services

        The following describes the Audit Committee’s policies and procedures regarding pre-approval of the engagement of the Company’s independent auditor to perform audit as well as permissible non-audit services for the Company.

        For audit services, the independent auditor will provide the Committee with an engagement letter during the March-May quarter of each year outlining the scope of the audit services proposed to be performed in connection with the audit of the current fiscal year. If agreed to by the Committee, the engagement letter will be formally accepted by the Committee at an Audit Committee meeting held as practicably as possible following receipt of the engagement letter. The independent auditor will submit to the Committee for approval an audit services fee proposal after acceptance of the engagement letter.

        For non-audit services, company management may submit to the Committee for approval (during May through September of each fiscal year) the list of non-audit services that it recommends the committee engage the independent auditor to provide for the fiscal year. The list of services must be detailed as to the particular service and may not call for broad categorical approvals. Company management and the independent auditor will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year may be provided. The Committee will consider for approval both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

        To ensure prompt handling of unexpected matters, the Audit Committee delegates to its Chairperson the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairperson will report any action taken pursuant to this delegation to the Committee at its next meeting.

        All audit and non-audit services provided to the Company are required to be pre-approved by the Committee. The Chief Financial Officer of the Company will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.

        The foregoing report is submitted by the members of the Audit Committee.

Audit Committee of the Board of Directors

Morton Taubman (Chairman) James Ritter

Audit and Non-Audit Fees

Audit Fees

The Company paid Grant Thornton LLP approximately $165,194 and $53,000 in audit and review fees for fiscal year 2005 and 2004, respectively. The Company will pay Epstein, Weber, & Conover, PLC $40,000 plus expenses for the audit and review fees associated with the Company’s 2005 audit.

Audit-Related Fees

The Company did not pay Grant Thornton LLP or Epstein, Weber, & Conover PLC any audit-related fees for fiscal year 2005 or 2004, respectively.

Financial Information Systems Design and Implementation Fees

The Company did not pay Grant Thornton LLP or Epstein, Weber & Conover PLC any financial information systems design and implementation fees for fiscal year 2005 or 2004, respectively.

Tax Fees

The Company did not pay Grant Thornton LLP or Epstein, Weber & Conover PLC any tax fees for fiscal year 2005 or 2004, respectively.

All Other Fees

The Company did not pay Grant Thornton LLP or Epstein, Weber & Conover PLC any nonaudit fees for fiscal year 2005 or 2004, respectively.

PRINCIPAL STOCKHOLDERS

The following table sets forth the number of shares of our Common Stock beneficially owned as of May 15, 2006 by: (i) each person known to be the beneficial owner of 5% or more of such class of securities, (ii) each director and (iii) all directors and officers as a group.

Directors, Nominees and 5% Stockholders	Number of Shares of Common Stock (1)	Percent of Outstanding Common Stock (1)
Endurance Partners, (Q.P.), L.P. (2)	2,364,600	5.6%
Steve Komar (3)	2,798,833	6.6%
Morton Taubman (4)	62,000	0.1%
James McCubbin (5)	2,599,333	6.1%
James Ritter (6)	101,500	0.1%
Mark Mirabile (7)	2,819,333	6.7%
Daniel Turissini (8)	1,375,000	3.3%
All directors and
officers as a group
(6 persons) (9)	9,755,999	23.1%

(1)	Assumes in the case of each stockholder listed in the above list that all presently exercisable warrants or options held by such stockholder were fully exercised by such stockholder, without the exercise of any warrants or options held by any other stockholders.

(2)	The address of Endurance Partners, (Q.P.), L.P. is 4514 Cole Avenue, Suite 808, Dallas, Texas.

(3)	Includes (i) 865,000 shares of Common Stock purchased by Mr. Komar on July 8, 2002 in a private transaction without registration under the Securities Act of 1933, pursuant to the private offering exemption under Section 4(2) thereof, (ii) 500,000 shares of Common Stock that may be purchased by Mr. Komar at a price of $0.07 per share until July 7, 2012, pursuant to a stock option grant to him on January 7, 2002, (iii) 50,000 shares of Common Stock at an exercise price of $0.09 per share through April 24, 2013 pursuant to a stock option granted to him on April 24, 2003, (iv) 50,000 shares of Common Stock at an exercise price of $0.13 per share through December 31, 2013 pursuant to a stock option granted to him on December 31, 2003, with all such shares fully vesting on December 31, 2004 or by an earlier vesting decision as may be granted by the Compensation Committee, and (v) 1,333,333 shares of Common Stock at an exercise price of $0.235 per share through July 14, 2009 pursuant to a warrant granted to him on July 14, 2004.

(4)	Includes (i) 12,000 shares of Common Stock that may be purchased by Mr. Taubman at a price of $2.70 per share until March 10, 2016, pursuant to a stock option granted to him on March 10, 2006 under the Directors Plan, and (ii) 50,000 shares of Common Stock that may be purchased by him at a price of $2.70 per share through March 10, 2016, under an option granted on March 10, 2006.

(5)	Includes (i) 815,000 shares of Common Stock purchased by Mr. McCubbin on July 8, 2002 in a private transaction without registration under the Securities Act of 1933, pursuant to the private offering exemption under Section 4(2) thereof, (ii) 450,000 shares of Common Stock that may be purchased by Mr. McCubbin at a price of $0.17 per share until January 2, 2011, pursuant to a stock option grant to him on January 2, 2001, (iii) 1,000 shares of Common stock that may be purchased by Mr. McCubbin at a price of $1.35 per share until July 3, 2010, pursuant to a stock option granted to him on July 3, 2000, and (iv) 1,333,333 shares of Common Stock at an exercise price of $0.235 per share through July 14, 2009 pursuant to a warrant granted to him on July 14, 2004.

(6)	Includes (i) 1,500 shares of Common Stock owned directly by Mr. Ritter, (ii) 50,000 shares of Common Stock that may be purchased by Mr. Ritter at a price of $0.09 per share until April 24, 2013, pursuant to a stock option granted to him on April 24, 2003 under the Plan, and (iii) 50,000 shares of Common Stock that may be purchased by him at a price of $0.13 per share through December 31, 2013, under an option granted on December 31, 2003.

(7)	Includes (i) 865,000 shares of Common Stock purchased by Mr. Mirabile on July 8, 2002 in a private transaction without registration under the Securities Act of 1933, pursuant to the private offering exemption under Section 4(2) thereof, (ii) 170,000 shares of Common Stock issued to Mr. Mirabile in December 1998 in connection with our prior acquisition of Eclipse, (iii) 450,000 shares of Common Stock that may be purchased by Mr. Mirabile at a price of $0.17 per share until January 2, 2011, pursuant to a stock option grant to him on January 2, 2001, (iv) 1,000 shares of Common Stock that may be purchased by Mr. Mirabile at a price of $1.35 per share until July 3, 2010, pursuant to a stock option granted to him on July 3, 2000, and (v) 1,333,333 shares of Common Stock at an exercise price of $0.235 per share through July 14, 2009 pursuant to a warrant granted to him on July 14, 2004.

(8)	Includes (i) 875,000 shares of Common Stock issued to Mr. Turissini in connection with the Company’s acquisition in October 2004 of Operational Research Consultants, Inc., and (ii) 500,000 shares of Common Stock that may be purchased by Mr. Turissini at a price of $0.76 per share until September 14, 2015, pursuant to a stock option grant to him on September 14, 2005.

(9)	Includes the shares referred to as included in notes (3), (4), (5), (6), (7) and (8), above.

Barron Partners Stock Ownership

        In October 2004, we completed a financing with Barron Partners L.P. (“Barron”) for an aggregate amount of $3,580,000, under a preferred stock purchase agreement and related agreements. As a result of the financing, and giving effect to Barron’s conversion of Series A Convertible Preferred Stock and exercise of warrants during 2005 and 2006, Barron owns 602,214 shares of our Series A Convertible Preferred Stock, which are convertible into a total of 6,022,139 shares of Common Stock and no common shares related to its warrants as of May 15, 2006. As a result of the conversion of Series A Convertible Preferred Stock and the exercise of warrants during 2005 and 2006, Barron owns 2,071,839 shares of our Common Stock as of May 15, 2006. Barron’s rights to convert such Series A Convertible Preferred Stock are subject to contractual limitations which restrict its ability to acquire such shares at any time in the event Barron would own more than a total of 4.99% of the outstanding shares of Common Stock following such conversion and/or exercise. The aforementioned restriction may be removed by Barron upon 61 days notice to us from Barron, but in the event that Barron elects to remove such restriction, then Barron and its affiliates can only vote the shares of Common Stock held by Barron and its affiliates which result in Barron and its affiliates having no more than 22% of the total voting power of all outstanding shares of Common Stock at any time. Assuming that Barron elects to remove the restriction on its ability to own no more than 4.99% of the outstanding shares of Common Stock, then in the event Barron were to convert all of its Series A Convertible Preferred Stock into shares of Common Stock, then it would own an aggregate of 19% of the then outstanding shares of Common Stock, subject to the above-described voting restriction as of May 15, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Promissory Notes with Executive Officers of the Company

Pursuant to stock purchase agreements entered into on July 8, 2002, between the Company and each of Messrs. Komar, McCubbin and Mirabile, the Company privately sold 865,000 shares of Common Stock to each such person without registration under the Securities Act of 1933, pursuant to the private offering exemption under Section 4(2) thereof, in consideration for the issuance by each such person to the Company of a three-year full-recourse promissory note in the principal amount of $181,650 (which equals $0.07 per share, being the closing price of the Common Stock on July 8, 2002) and bearing interest at 5% per annum, with equal annual principal payments of $60,550 being due on July 5th of each year. In 2005, the largest aggregate amount of indebtedness outstanding under these promissory notes equaled the total of the following approximate amounts for each such person: Mr. Komar — $44,000; Mr. McCubbin — $44,000; and Mr. Mirabile — $44,000. In 2004 and 2005, the largest aggregate amount of indebtedness outstanding under these promissory notes equaled the total of the following approximate amounts for each such person: Mr. Komar – $24,000; Mr. McCubbin – $24,000; and Mr. Mirabile – $24,000. As of December 31, 2005, there was no amount of indebtedness outstanding under these promissory notes.

STOCK PERFORMANCE CHART

        The following chart compares the cumulative total stockholder return for the Common Stock of the Company (and its predecessors) with the Russell 2000 and the RDG Technology Composite for the five years ended December 31, 2005.

	2000	2001	2002	2003	2004	2005
WidePoint Corporation	$100.00	$ 79.97	$ 95.97	$ 83.17	$447.86	$ 1,433.14

Russell 2000	100.00	102.49	81.49	120.00	142.00	148.46

RDG Technology	100.00	73.41	45.47	67.41	69.75	71.67
Composite

The foregoing Stock Performance Chart shall not be deemed to be filed with the Securities and Exchange Commission for purposes of the 1934 Act, nor shall such material be deemed to be incorporated by reference in any past or subsequent filing by the Company under the 1934 Act or the 1933 Act.

PROPOSAL TWO – PROPOSED AMENDMENT TO 1997 STOCK INCENTIVE PLAN

        The Company’s 1997 Stock Incentive Plan (the “Plan”) does not allow for the eligibility of the Company’s directors to participate under the Plan. The Company believes that in order to better recruit and retain qualified candidates for the Board of Directors, the Plan should be amended to allow Directors to be added as eligible participants under the Plan. Therefore, it is proposed that Section 2 of the Plan be amended to provide that directors of the Company shall be eligible to receive grants of stock options under the Plan. A copy of the Plan, as amended to reflect this proposed change, is attached to this proxy as Exhibit B.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE AMENDMENT TO ADD DIRECTORS AS BEING ELIGIBLE TO RECEIVE STOCK OPTIONS UNDER THE 1997 STOCK INCENTIVE PLAN.

PROPOSAL THREE – INDEPENDENT ACCOUNTANTS

        The Company’s Board of Directors has appointed the accounting firm of Epstein Weber & Conover PLC to serve as the Company’s independent accountants for the current fiscal year ending December 31, 2006. The firm was retained during 2006 as part of a bid process to replace the Company’s prior independent accountants, Grant Thorton LLP. The Company believes that Epstein Weber & Conover PLC has performed its duties efficiently and professionally since its appointment in 2006. The Company also believes that Epstein Weber & Conover PLC is highly regarded in its field and has a thorough understanding of the Company’s business. A resolution will be presented at the Annual Meeting to ratify the appointment by the Company’s Board of Directors of Epstein Weber, & Conover PLC to serve as the Company’s independent public accountants for the fiscal year of 2006. A majority vote of the Company’s outstanding shares of Common Stock present or represented at the Annual Meeting is required for ratification. A representative of Epstein Weber & Conover PLC will be present at the Annual Meeting to answer any questions concerning the Company’s financial statements and to make a statement if he desires to do so.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF AUDITORS.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission.  Statements of Changes in Beneficial Ownership of Securities on Form 4 are required to be filed before the end of the second business day following the day on which the change in beneficial ownership occurred.  The Company believes that all reports of securities ownership and changes in such ownership required to be filed during 2005 were timely filed.

2007 STOCKHOLDER PROPOSALS

        Proposals of stockholders intended to be presented at the 2007 Annual Meeting, which presently is expected to be held in mid-May 2007, must be received by the Secretary of the Company, One Lincoln Centre, Suite 1100 Oakbrook Terrace, Illinois 60181, no later than January 14, 2007 (i.e., 120 days prior to the expected date of the mailing of the 2007 proxy statement), in order for them to be considered for inclusion in the 2007 Proxy Statement. A shareholder desiring to submit a proposal to be voted on at next year’s Annual Meeting, but not desiring to have such proposal included in next year’s proxy statement relating to that meeting, should submit such proposal to the Company by March 31, 2007 (i.e., at least 45 days prior to the expected date of the mailing of the proxy statement). Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the proxy statement.

OTHER MATTERS

        Management is not aware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed Proxy will vote said Proxy in accordance with their discretion.

By Order of the Board of Directors

WIDEPOINT CORPORATION

James T. McCubbin Secretary

May 30, 2006

EXHIBIT A

WidePoint Corporation

CHARTER OF THE CORPORATE
GOVERNANCE AND NOMINATING COMMITTEE

Statement of Purpose

The Corporate Governance and Nominating Committee (the “Committee”) shall provide assistance to the Board of Directors of WidePoint Corporation (the “Company”) in fulfilling its responsibilities by:

Identifying individuals qualified to become directors and recommending to the Board of Directors candidates for all directorships to be filled by the Board of Directors or by the shareholders of the Company;

Identifying directors qualified to serve on the committees established by the Board of Directors and recommending to the Board of Directors members for each committee to be filled by the Board of Directors;

Developing and recommending to the Board of Directors a set of corporate governance guidelines applicable to the Company, including matters of (i) board organization, membership and function, (ii) committee structure and membership and (iii) succession planning for the Chief Executive Officer of the Company; and

Otherwise taking a leadership role in shaping the corporate governance of the Company.

Committee Membership and Qualifications

The Committee shall be comprised of at least two members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” in accordance with the rules of the American Stock Exchange, Inc. (the “AMEX”).

Appointment and Removal of Committee Members

The members of the Committee shall be appointed by the Board of Directors annually or as necessary to fill vacancies. Each member shall serve until his or her successor is duly elected and qualified or until such member’s earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairperson

The Chairperson of the Committee shall be appointed by the Board of Directors in consultation with the Chairman of the Board of Directors. The Chairperson will chair all regular sessions of the Committee and, in consultation with the Chairman of the Board of Directors, set the agendas for Committee meetings.

Meetings

The Committee shall meet at least two times annually, or more frequently as circumstances dictate.

The Committee may invite to its meetings any officer, employee or director of the Company and such other persons as it deems appropriate in order to carry out its responsibilities.

Responsibilities and Duties

In furtherance of its purpose, the Committee shall have the following responsibilities and duties:

Recommendations Relating to the Selection of Director Candidates to Serve on the Board of Directors

The Committee shall establish criteria for selection of potential directors, taking into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge.

The Committee shall identify individuals believed to be qualified as candidates to serve on the Board of Directors and recommend to the Board of Directors candidates for all directorships to be filled by the Board of Directors or by the shareholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Committee shall take into account the criteria for selection established by the Committee and the extent to which the candidate would fill a present need on the Board of Directors. In fulfilling its responsibilities as outlined above, the Committee shall consult from time to time, as appropriate, with the Chairman of the Board of Directors.

The Committee shall review the qualifications and independence of existing Board members on an annual basis and make recommendations to the full Board of Directors whether they should stand for re-election. The Committee shall recommend to the Board the removal of a director where appropriate.

The Committee shall consider and make recommendations to the Board of Directors on matters relating to the retirement of Board members, including term limits or age caps.

The Committee shall conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates. In that capacity, the Committee shall have sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the Company, including sole authority to approve the fees payable to such search firm and any other terms of retention.

The Committee shall recommend to the Board standards for determining director independence consistent with the requirements of the Securities and Exchange Commission, the AMEX and other applicable guidelines on best practices. The Committee shall also periodically review the director independence standards established by the Board of Directors and recommend such changes in those standards as the Committee determines to be appropriate.

The Committee shall consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers.

The Committee shall review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Directors in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds. In fulfilling this responsibility, the Committee shall, as appropriate, consult with the Chairman of the Board of Directors.

The Committee shall periodically review the orientation process for all new directors.

At least annually, and as circumstances otherwise dictate, the Committee shall oversee evaluations of the Board of Directors.

Committee Selection and Composition

The Committee shall recommend members of the Board of Directors to serve on the committees of the Board, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and, where appropriate, make recommendations regarding the removal of any member of any committee. In fulfilling this responsibility, the Committee shall, as appropriate, consult with the Chairman of the Board of Directors.

The Committee shall recommend members of the Board of Directors to serve as the Chairperson of the committees of the Board of Directors. In fulfilling this responsibility, the Committee shall, as appropriate, consult with the Chairman of the Board of Directors.

The Committee shall establish, monitor and recommend the purpose, structure and operations of the various committees of the Board of Directors, the qualifications and criteria for membership on each committee of the Board and, as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and impose any term limitations of service on any Board committee.

The Committee shall periodically review the charter and composition of each committee of the Board of Directors and make recommendations to the Board for the creation of additional committees or the elimination of Board committees.

Corporate Governance

The Committee shall consider the adequacy of the articles of incorporation and by-laws of the Company and recommend to the Board of Directors, as conditions dictate, that it propose amendments to the articles of incorporation and by-laws for consideration by the Board and/or the shareholders, as appropriate.

The Committee shall develop and recommend to the Board of Directors a set of corporate governance guidelines appropriate for the Company and consistent with the rules and regulations of the AMEX, the Securities and Exchange Commission and best practices and shall keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board of Directors in light of such developments as may be appropriate.

The Committee shall periodically review the Company’s corporate governance guidelines and make recommendations for changes as in its judgment are appropriate.

Continuity/Succession Planning Process

The Committee shall oversee and approve the Chief Executive Officer continuity planning process in consultation with the Chairman of the Board of Directors. In this regard, the Committee shall review and evaluate the succession plan relating to the Chief Executive Officer and make recommendations to the Board of Directors with respect thereto.

Review and Reporting

The Committee shall develop and recommend to the Board of Directors for its approval an annual self-assessment process of the Board of Directors and its committees. The Committee shall oversee, and communicate to the Board of Directors the results of, the annual self-assessment of the Board.

The Committee shall report regularly to the Board of Directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Committee’s Chairperson or any other member of the Committee designated by the Committee to make such report.

The Committee shall maintain minutes or other records of meetings and activities of the Committee.

Delegation to Subcommittees

The Committee shall have the authority to delegate any of its responsibilities to a subcommittee of the Committee.

Studies and Investigations

The Committee shall have the power and authority to conduct or authorize studies and investigations into any matter of interest or concern within the scope of its responsibilities that the Committee deems appropriate, and shall have the sole authority to retain independent counsel, consultants or other experts to assist in the conduct of any such study or investigation, including the authority to approve fees payable to such experts and any other terms of retention.

Annual Performance Evaluation

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee, including reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

EXHIBIT B

WIDEPOINT CORPORATION

1997 STOCK INCENTIVE PLAN

SECTION 1 DEFINITIONS

        1.1 Definition. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

        (a) “Affiliate” means:

        (i) an entity that directly or through one or more intermediaries is controlled by the Company, and

        (ii) any entity in which the Company has a significant equity interest, as determined by the Company.

        (b) “Board of Directors” means the board of directors of the Company.

        (c) “Code” means the Internal Revenue Code of 1986, as amended.

        (d) “Committee” means the committee appointed by the Board of Directors to administer the Plan. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of at least two members of the Board of Directors who are both “outside directors” as defined in Treas. Reg. sec. 1. 162-27(e) as promulgated by the Internal Revenue Service and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act.

        (e) “Company” means WidePoint Corporation, a Delaware corporation.

        (f) “Disability” has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

        (g) “Dividend Equivalent Rights” means certain rights to receive cash payments as described in Section 3.5.

        (h) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

        (i) “Fair Market Value” with regard to a date means:

(1)	the average of the high and low prices at which Stock shall have been sold on that date or the last trading date prior to that date as reported by the Nasdaq Stock Market (or, if applicable, as reported by a national securities exchange selected by the Committee on which the shares of Stock are then actively traded) and published in The Wall Street Journal,

(2)	if Stock is not traded on a securities exchange, but is reported by the Nasdaq Stock Market and market information is published on a regular basis in The Wall Street Journal, the average of the published high and low sales prices for that date or the last business day prior to that date as published in The Wall Street Journal,

(3)	if such market information is not published on a regular basis, the average of the high bid and low asked prices of Stock in the over-the-counter market on that date or the last business day prior to that date, as reported by the Nasdaq Stock Market, or, if not so reported, by a generally accepted reporting service, or

(4)	if Stock is not publicly traded, as determined in good faith by the Committee with due consideration being given to (i) the most recent independent appraisal of the Company if such appraisal is not more than twelve months old and (ii) the valuation methodology used in any such appraisal provided that, for purposes of granting awards other than Incentive Stock Options, Fair Market Value of the shares of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value.

        (j) “Option” means a non-qualified stock option or an incentive stock option.

        (k) “Over 10% Own” means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

        (l) “Participant” means an individual who receives a Stock Incentive hereunder.

        (m) “Performance Unit Award” refers to a performance unit award as described in Section 3.6.

        (n) “Phantom Shares” refers to the rights described in Section 3.7.

        (o) “Plan” means the WidePoint Corporation 1997 Stock Incentive Plan.

        (p) “Stock” means the Company’s common stock.

        (q) “Stock Appreciation Right” means a stock appreciation right described in Section 3.3.

        (r) “Stock Award” means a stock award described in Section 3.4.

        (s) “Stock Incentive Agreement” means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

        (t) “Stock Incentive Program” means a written program established by the Committee, pursuant to which Stock Incentives are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

        (u) “Stock Incentives” means, collectively, Dividend Equivalent Rights, Incentive Stock Options, Non-Qualified Stock Options, Phantom Shares, Stock Appreciation Rights and Stock Awards.

        (v) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        (w) “Termination of Employment” means the termination of the employee/employer relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION 2 THE STOCK INCENTIVE PLAN

        2.1 Purpose of the Plan. The Plan is intended to (a) provide incentive to directors, officers and key employees of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by officers and key employees by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining key personnel and consultants.

        2.2 Stock Subject to the Plan. Subject to adjustment in accordance with Section 5.2, 10,000,000 shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance pursuant to Stock Incentives. At no time may the Company have outstanding under the Plan, Stock Incentives subject to Section 16 of the Exchange Act and shares of Stock issued in respect of Stock Incentives under the Plan in excess of the Maximum Plan Shares. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan.

        2.3 Administration of the Plan. The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the directors, officers and key employees of the Company or its Affiliates to whom Stock Incentives will be granted and the terms and provisions of Stock Incentives, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee’s decisions are final and binding on all Participants.

        2.4 Eligibility and Limits. Stock Incentives may be granted only to directors, officers, and key employees and consultants of the Company, or any Affiliate of the Company; provided, however, that an incentive stock option may only be granted to an employee of the Company or any Subsidiary. In the case of incentive stock options, the aggregate Fair Market Value (determined as at the date an incentive stock option is granted) of stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the incentive stock option(s) which cause the limitation to be exceeded will be treated as nonqualified stock option(s).

SECTION 3 TERMS OF STOCK INCENTIVES

        3.1 Terms and Conditions of All Stock Incentives.

(a) The number of shares of Stock as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits on Options and Stock Appreciation Rights in the following sentence. To the extent required under Section 162(m) of the Code and the regulations thereunder for compensation to be treated as qualified performance based compensation, the maximum number of shares of Stock with respect to which Options or Stock Appreciation Rights may be granted during any one year period to any employee may not exceed 3,000,000.

(b) Each Stock Incentive will either be evidenced by a Stock Incentive Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate. Each Stock Incentive Agreement or Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void.

(c) The date a Stock Incentive is granted will be the date on which the Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive, and has taken all such other actions necessary to complete the grant of the Stock Incentive.

(d) Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

        3.2 Terms and Conditions of Options. Each Option granted under the Plan must be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an incentive stock option described in Code Section 422 or a non-qualified stock option, and the Option must be clearly identified as to its status as an incentive stock option or a non-qualified stock option. Incentive stock options may only be granted to employees of the Company or any Subsidiary. At the time any incentive stock option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an incentive stock option. An incentive stock option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.

(a) Option Price. Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the exercise price (the “Exercise Price”) per share of Stock purchasable under any Option must be as set forth in the applicable Stock Incentive Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted with respect to an incentive stock option. With respect to each grant of an incentive stock option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value on the date the Option is granted. The Exercise Price of an Option may be amended or modified after the grant of the Option, and an Option may be surrendered in consideration of or exchanged for a grant of a new Option having an Exercise Price below that of the Option which was surrendered or exchanged.

(b) Option Term. Any incentive stock option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any incentive stock option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Non-Qualified Stock Option must be as specified in the applicable Stock Incentive Agreement.

(c) Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Stock Incentive Agreement or by amendment thereto, including, but not limited to, cash or, if the Stock Incentive Agreement provides:

(i)	by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

(ii)	in a cashless exercise through a broker; or

(iii)	by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.

(d) Conditions to the Exercise of an Option. Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Stock Incentive Agreement to the contrary.

(e) Termination of Incentive Stock Option. With respect to an incentive Stock option, in the event of termination of employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of termination of employment; provided, however, that in the case of a holder whose termination of employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the incentive stock option will be a nonqualified option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), termination of employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the incentive stock option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f) Serial Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

        3.3 Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by a Stock Incentive Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price which, in the case of a Stock Appreciation Right granted in connection with an Option, may not be less than the Exercise Price for that number of shares subject to that Option. A Stock Appreciation Right granted in connection with a Stock Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled.

(a) Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

        3.4 Terms and Conditions of Stock Awards. The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, and the certificate for such shares will bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

        3.5 Terms and Conditions of Dividend Equivalent Right. A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

(a) Payment. Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Payment. Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.

        3.6 Terms and Conditions of Performance Unit Awards. A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee. At the time of the grant, the Committee must determine the base value of each unit, the number of units subject to a Performance Unit Award, the performance factors applicable to the determination of the ultimate payment value of the Performance Unit Award and the period over which Company performance shall be measured. The Committee may provide for an alternate base value for each unit under certain specified conditions.

(a) Payment. Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Payment. Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part.

        3.7 Terms and Conditions of Phantom Shares. Phantom Shares shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period. At the time of the grant, the Committee will determine the factors which will govern the portion of the rights so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment. Phantom Share awards containing performance criteria may be designated as Performance Share Awards.

(a) Payment. Payment in respect of Phantom Shares may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Payment. Each Phantom Share granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Phantom Share, the Committee, at any time before complete termination of such Phantom Share, may accelerate the time or times at which such Phantom Share may be paid in whole or in part.

        3.8 Treatment of Awards Upon Termination of Employment. Except as otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who has experienced a Termination of Employment may be cancelled, accelerated, paid or continued, as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Employment or such other factors as the Committee determines are relevant to its decision to continue the award.

SECTION 4 RESTRICTIONS ON STOCK

        4.1 Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Stock Incentive Agreement or Stock Incentive Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the “Custodian”). Each applicable Stock Incentive Agreement or Stock Incentive Program providing for transfer of shares of Stock to the Custodian must appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement or Stock Incentive program, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement or Stock Incentive Program. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must provide in the applicable Stock Incentive Agreement or Stock Incentive Program that such dividends shall be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

        4.2 Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred will continue to be bound by the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program.

SECTION 5 GENERAL PROVISIONS

        5.1 Withholding. The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding tax in cash, or, if the applicable Stock Incentive Agreement or Stock Incentive Program provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise or payment of a Stock Incentive (a “Withholding Election”). A Participant may make a Withholding Election only if both of the following conditions are met:

(a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

(b) Any Withholding Election made will be irrevocable except on six months advance written notice delivered to the Company; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

         5.2 Changes in Capitalization; Merger; Liquidation.

(a) The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option, Dividend Equivalent Right, Phantom Share and Stock Appreciation Right and upon vesting or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option and the specified number of shares of Stock to which each outstanding Dividend Equivalent Right, Phantom Share and Stock Appreciation Right pertains must be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

(b) In the event of a merger, consolidation or other reorganization of the Company or tender offer for shares of Stock, the Committee may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new awards, or the adjustment of outstanding awards, the acceleration of awards, the removal of restrictions on outstanding awards, or the termination of outstanding awards in exchange for the cash value determined in good faith by the Committee of the vested portion of the award. Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive, but except as set forth in this Section may not otherwise diminish the then value of the Stock Incentive.

(c) The existence of the Plan and the Stock Incentives granted pursuant to the Plan must not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

        5.3 Cash Awards. The Committee may, at any time and in its discretion, grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.

        5.4 Compliance with Code. All incentive stock options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all incentive stock options granted hereunder must be construed in such manner as to effectuate that intent.

        5.5 Right to Terminate Employment. Nothing in the Plan or in any Stock Incentive confers upon any Participant the right to continue as an employee or officer of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment at any time.

        5.6 Non-alienation of Benefits. Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

        5.7 Restrictions on Delivery and Sale of Shares; Legends. Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

        5.8 Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Stock Incentive so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

        5.9 Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Incentive may adversely affect the rights of the Participant under such Stock Incentive.

        5.10 Stockholder Approval. The Plan must be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Stock Incentive granted hereunder will be void.

        5.11 Choice of Law. The laws of the State of Maryland govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

        5.12 Effective Date of Plan. The Plan shall become effective April 17, 1997, subject, however, to the approval of the Plan by the Company’s shareholders. Stock Incentives granted hereunder prior to such approval shall be conditioned upon such approval. Unless such approval is obtained within one year after the effective date of this Plan, any Stock Incentives awarded hereunder shall become void thereafter.

WIDEPOINT CORPORATION By: /s/ Steve Komar Steve Komar President

PROXY

WIDEPOINT CORPORATION
One Lincoln Centre, Suite 1100
Oakbrook Terrace, Illinois 60181

        This proxy is solicited by the Board of Directors for the ANNUAL MEETING OF STOCKHOLDERS of WidePoint Corporation, a Delaware corporation (the “Company”), on June 28, 2006, 1:00 p.m., local time.

        The undersigned appoints Mark Mirabile and Morton Taubman, and each of them, a proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.001 per share, of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 28, 2006, or at any and all adjournment(s) thereof, with all powers the undersigned would have if personally present.

The Board of Directors recommends voting FOR the following proposals:	Please mark your votes as indicated in this example	|X|

1.	To Elect Directors	WITHHOLD	CLASS 2 DIRECTORS - JAMES MCCUBBIN AND STEVE KOMAR
	FOR the nominees	AUTHORITY
	listed to the right	to vote for the nominees	CLASS 3 DIRECTORS - JAMES RITTER
	(except as marked to the	listed to the right
	contrary)		(INSTRUCTION: To withhold authority for a nominee, write that nominee’s name on
	|_|	|_|	the space provided below).________________________________________________

2	Proposal to amend the 1997 Stock Incentive Plan.	3.	Proposal to ratify the selection of Epstein Weber & Conover PLC as the independent accountants for the Company for the current fiscal year.

FOR	AGAINST	ABSTAIN	FOR	AGAINST	ABSTAIN
|_|	|_|	|_|	|_|	|_|	|_|

4. In their discretion the Proxies are authorized to vote
upon such other business as properly may come before
the meeting.

FOR	AGAINST	ABSTAIN
|_|	|_|	|_|

Sign exactly as your name appears hereon. When signing in a
representative or fiduciary capacity, indicate title. If shares are held jointly, each holder should sign.
Date ___________________________, 2006
_______________________________________________
_______________________________________________
Signature of Stockholder(s)
THE SHARES WILL BE VOTED AS DIRECTED ABOVE, AND WITH
RESPECT TO OTHER MATTERS OF BUSINESS PROPERLY BEFORE THE
MEETING AS THE PROXIES SHALL DECIDE. IF NO DIRECTION IS
MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3,
and 4.